UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2007

ALABAMA NATIONAL BANCORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-25160	63-1114426
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1927 First Avenue North, Birmingham, Alabama 35205

(Address of principal executive offices, including zip code)

(205) 583-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

As previously disclosed, Alabama National BanCorporation (the “Company”), Royal Bank of Canada, a Canadian chartered bank (“Parent”), and RBC Centura Banks, Inc. (“Buyer”), a North Carolina bank holding company and a subsidiary of Parent, have entered into an Agreement and Plan of Merger dated as of September 5, 2007 (the “Merger Agreement”). The Merger Agreement provides that the Company will merge with and into Buyer, with Buyer continuing as the surviving entity (the “Merger”), and that each issued and outstanding share of the Company’s common stock (excluding shares owned by Buyer, Parent or the Company, and excluding any dissenting shares) will be converted into the right to receive, as elected by holders of the Company’s common stock, either (i) shares of Parent common stock worth US $80.00, as described below, or (ii) US $80.00 in cash. Stockholders will be entitled to make this election with respect to each share of Company stock held by such stockholder on a share-by-share basis. This election is subject to the requirement that 50% of the outstanding shares of Company common stock be exchanged for Parent common stock and 50% be exchanged for cash. Cash will be paid in lieu of fractional shares. The Merger Agreement contains a proration provision to ensure these percentages. Subject to the proration requirements described above, those stockholders of the Company electing to receive Parent common stock will receive, for each share of Company common stock, a number of Parent shares equal to US $80.00 divided by the volume-weighted average market price of Parent common stock on the New York Stock Exchange over a five-trading-day period ending on the last full trading day immediately before the closing date of the Merger. In addition, if not exercised prior to completion of the Merger, each Company stock option will be exchanged for an amount in cash equal to the difference between US $80.00 and the exercise price of such option.

The Merger Agreement is included as Exhibit 2.1 to this report and contains representations and warranties that Buyer, Parent and the Company made to each other. These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to by Buyer, Parent and the Company in connection with negotiating the terms of the Merger Agreement, and may have been included in the Merger Agreement for the purpose of allocating risk between Buyer and the Parent, on the one hand, and the Company, on the other hand, rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the Merger that will be contained in, or incorporated by reference into, the Proxy Statement/Prospectus that the parties will be filing in connection with the Merger, as well as in the Company’s Forms 10-K, Forms 10-Q, Forms 8-K, and other filings, and the Parent’s Form 40-F and other filings, that each of the Company and Parent respectively make with the Securities and Exchange Commission (the “SEC”).

The Merger Agreement contains customary covenants of Buyer, Parent and the Company, including, among others, covenants by the Company to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and consummation of the Merger, and to maintain and preserve its business organizations and relationships during such period.

In the Merger Agreement, the Company has agreed to call a meeting of its stockholders for the purpose of obtaining the requisite stockholder approval required in connection with the Merger. Parent is not required to obtain stockholder approval of the Merger. The Company has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, alternative business combination transactions.

The Merger Agreement contains certain termination rights for Buyer, Parent and the Company and provides that, upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Buyer a termination fee of US $60 million.

The completion of the Merger, which is currently anticipated to occur in the first quarter of 2008, is subject to a number of conditions, including (i) approval by the Company’s stockholders, (ii) receipt of all requisite governmental approvals, (iii) subject to certain exceptions and materiality standards, the accuracy of the representations and warranties of the other parties, (iv) material compliance of the other parties with their covenants and (v) the delivery of customary tax opinions from counsel to the Company and counsel to the Buyer and Parent.

The foregoing descriptions of the Merger and the Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Note:	Schedules to the Merger Agreement, which include lists of items required to be disclosed by, and exceptions to, the representations and warranties contained in the Merger Agreement have not been filed; upon request, the Company will furnish supplementally to the SEC a copy of any omitted schedule.

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger dated as of September 5, 2007, by and among Alabama National BanCorporation, RBC Centura Banks, Inc. and Royal Bank of Canada

Where You Can Find Additional Information About The Merger

The proposed Merger will be submitted to the Company’s stockholders for consideration. Parent will file a Form F-4 Registration Statement, the Company will file a Proxy Statement and both companies will file other relevant documents regarding the Merger with the SEC. The Company will mail the Proxy Statement/Prospectus to its stockholders. These documents, and any applicable amendments or supplements, will contain important information about the Merger. The Company and Parent urge you to read these documents when they become available.

You may obtain copies of all documents filed with the SEC regarding the Merger, free of charge, at the SEC’s website (www.sec.gov). You may also obtain documents filed by Parent free of charge from Parent’s website (www.rbc.com) under the heading “News and Information - Investor Relations” and then under the heading “Regulatory Filings” and then under the heading “Link to EDGAR Information and Filings” and then, once it is filed, to the Form F-4 (or the most recent amendment thereto). You may also obtain documents filed by the Company free of charge from the Company’s website (www.alabamanational.com) under the heading “Financial Reports” and then under the item “SEC Filings.”

Participants in The Merger

Parent, Buyer and the Company and their respective directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders in connection with the Merger. Information about the directors and executive officers of Parent, Buyer and the Company and information about other persons who may be deemed participants in the Merger will be included in the Proxy Statement/Prospectus. You can find information about Parent’s executive officers and directors in its annual report to shareholders filed with the SEC as an exhibit to its Form 6-K on March 2, 2007. You can find information about the Company’s executive officers and directors in its definitive proxy statement filed with the SEC on April 12, 2007. You can obtain free copies of these documents from the websites of Parent, the Company or the SEC.

Forward-Looking Statements

Information set forth in this filing contains forward-looking statements, which involve a number of risks and uncertainties. The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the anticipated effective time of the Merger. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; and the failure of the Company’s stockholders to approve the transaction. Additional factors that may affect future results are contained in the Company’s and Parent’s filings with the SEC, which are available as described herein. The Company disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alabama National BanCorporation

By:	/s/ William E. Matthews, V
William E. Matthews, V
Executive Vice President and Chief Financial Officer

Dated: September 11, 2007

INDEX TO EXHIBITS

Note:	Schedules to the Merger Agreement, which include lists of items required to be disclosed by, and exceptions to, the representations and warranties contained in the Merger Agreement have not been filed; upon request, Alabama National BanCorporation will furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule. The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.

Exhibit Number	Exhibit
2.1	Agreement and Plan of Merger dated as of September 5, 2007, by and among Alabama National BanCorporation, RBC Centura Banks, Inc. and Royal Bank of Canada